Exhibit 99.1

News Release

Inpixon Reports First Quarter 2021 Financial Results and Provides Corporate Update

Inpixon Continues Revenue Growth Trend as Its Indoor Intelligence Platform is Augmented with Award-Winning Technologies to Deliver Innovative Indoor Experiences to Enterprise Organizations

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif., May 13, 2021 /PRNewswire/ -- Inpixon (Nasdaq: INPX), the Indoor Intelligence™ company, today provided a business update and reported financial results for the first quarter of 2021.

Nadir Ali, CEO of Inpixon, stated, “I’m pleased to announce that we have continued our revenue growth trend in the first quarter of 2021, with a 64% increase as compared to the same period of last year. Over the last year and in particular during the last few weeks, we have completed key strategic transactions that we believe will significantly increase our revenue growth velocity. With the acquisition of The CXApp, a leading smart workplace app and hybrid events solution provider, we have achieved a significant milestone in our strategic plan. Inpixon is focused on using its Indoor Intelligence technologies to arm organizations with actionable intelligence for people, places and things, and with the ability to now offer a custom-branded, location-aware app as part of our Indoor Intelligence platform, we have direct access to the end user in order to deliver a truly unique, best-in-class experience. In addition to the ability to deliver what we believe will be an unparalleled experience with our full stack of Indoor Intelligence technologies with RTLS, blue dot positioning, mapping and analytics, we are confident that The CXApp acquisition will result in an increase in our average selling price, annual recurring revenue and customer stickiness. With multiple joint enterprise engagements in progress prior to the closing of the transaction, we already have a head start on delivering a combined solution and are witnessing an increase in interest and demand for our products.

“The CXApp also brings an established customer base that includes some of the most well-known, top-tier organizations in the world. The CXApp has historically leveraged a strong ecosystem of partners that share in the vision to offer the best experiences in order to deliver an app platform that works seamlessly with over 75 other systems and applications. We value these relationships and partnerships, and by combining our networks, we intend to continue this strategy and aggressively penetrate the global digital workplace and event management software markets, which are experiencing significant growth.

“In addition to the growth acceleration anticipated as a result of The CXApp acquisition, we also remain committed to being an innovator in Indoor Intelligence, and we are excited to have also added a suite of augmented reality (AR), computer vision, localization, navigation, mapping, and 3D reconstruction technologies from Visualix to our Indoor Intelligence platform. This technology wonderfully complements our existing portfolio as it leverages a smartphone’s camera to create 3D models of indoor spaces, contributing to enhanced navigation, asset tracking, smart-office applications, customer service, marketing, and more. By merging the virtual and physical worlds, we are transforming the way we interact with our environment, tell stories, and utilize information. The demand for AR applications is rapidly increasing, and we believe we provide a unique and powerful tool for organizations who are looking to create smarter buildings and improve end user experiences.

“Finally, as further good news, we recently settled a note receivable with a face value including principal and interest of approximately $9.1 million, which was initially derived in connection with the spin-off of our legacy business in 2018, for approximately 16 million shares of common stock of Sysorex, Inc. (OTCQB: SYSX) (including the shares underlying a rights agreement). These shares have a current market value of over $100 million (determined based on the closing price of Sysorex’s common stock, $6.70 per share as of May 12, 2021) and were acquired from Sysorex in connection with the closing of a reverse merger with TTM Digital Assets & Technologies, Inc., a data center owner and operator primarily engaged in the business of mining Ethereum and additional cryptocurrencies. As a second quarter 2021 event, the impact of this transaction on our financial statements will not be reflected until we report the upcoming second quarter 2021 results, however, I believe this is an extremely positive outcome for our shareholders.”

Recent milestones:

●	Acquired The CXApp, a leading SaaS app platform, enabling corporate enterprise organizations to provide a custom-branded, location-aware employee app focused on enhancing the workplace experience and hosting virtual and hybrid events.

●	Acquired a suite of augmented reality, computer vision, localization, navigation, mapping, and 3D reconstruction technologies, as well as all patents, trademarks, software and related intellectual property from Visualix.

●	Recognized in the 2021 Gartner Critical Capabilities for Indoor Location Services, Global. Inpixon was acknowledged for its ability to offer critical capabilities across all six indoor location services use cases including Zonal Asset Tracking, People Tracking, and Real-Time Location Services (RTLS) Asset Tracking.

●	Converted a note receivable due from Sysorex, Inc. (OTCQB: SYSX), with a face value of approximately $9.1 million including principal and accrued interest, into approximately 16 million shares of Sysorex common stock (including the shares underlying rights to acquire Sysorex common stock) with a market value of over $100 million, based on the closing price of Sysorex’s common stock as of May 12, 2021.

●	Launched the Inpixon Personnel Tag, a compact, lightweight ultra-wideband (UWB) locator tag for Inpixon’s real-time location system (RTLS), designed to deliver 30-centimeter accuracy to locate employees or visitors in real-time in order to support a variety of safety and security use cases.

●	Appointed Richard “Rick” Clemmer, former CEO of NXP Semiconductors, a leading provider of embedded controllers for industrial internet of things (IIoT), mobile, and communications infrastructure with 2020 revenues of $8.6 billion, to Inpixon’s board of advisors.

●	Announced co-investment with Mr. Clemmer for Game Your Game Inc., an app-based sports performance analytics firm using IoT sensors, maps and location technologies.

●	Recognized as a Visionary in the 2021 Gartner Magic Quadrant for Indoor Location Services, Global. For the third consecutive year, Inpixon was acknowledged in Gartner’s Magic Quadrant for completeness of vision and ability to execute.

Financial Results

Revenues for the three months ended March 31, 2021 were $3.0 million compared to $1.8 million for the comparable period in the prior year for an increase of approximately $1.2 million, or approximately 64%. This increase is primarily attributed to product sales related to the Systat and the RTLS product lines. Gross profit for the three months ended March 31, 2021 was $2.1 million compared to $1.3 million for the comparable period in the prior year, an increase of 60%. The gross profit margin for the three months ended March 31, 2021 was 70% compared to 72% for the three months ended March 31, 2020. This decrease in margin is primarily due to lower gross profit margins from the RTLS product line. Net loss attributable to stockholders for the three months ended March 31, 2021 was $12.6 million compared to $6.2 million for the comparable period in the prior year. This increase in loss of approximately $6.4 million was primarily attributable to increased operating expenses including approximately $2.0 million from the Systat licensing agreement and Nanotron acquisition and approximately $4.7 million of stock-based compensation expense offset by higher gross profit. Non-GAAP Adjusted EBITDA for the three months ended March 31, 2021 was a loss of $5.6 million compared to a loss of $3.9 million for the prior year period. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by Inpixon management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and other non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three months ended March 31, 2021 was a loss of $0.08 compared to a loss of $0.92 per share for the prior year period. Proforma non-GAAP net income (loss) per share is used by Inpixon management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for non-cash items including stock-based compensation, amortization of intangibles and one-time charges and other adjustments including loss on the exchange of debt for equity, provision for valuation allowance on notes and acquisition costs.

Conference Call

Inpixon management will host a conference call at 4:30 p.m. Eastern Time on Thursday, May 13, 2021 to discuss the company’s financial results for the first quarter ended March 31, 2021, as well as the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code 698429. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2235/41303, or on the company’s Investor Relations section of the website, ir.inpixon.com.

Investors and other interested parties are invited to submit questions to management prior to the call’s start via email to inpx@crescendo-ir.com.

A webcast replay will be available on the company’s Investor Relations section of the website (ir.inpixon.com) through May 13, 2022. A telephone replay of the call will be available approximately one hour following the call, through May 20, 2021 and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID 41303.

About Inpixon

Inpixon® (Nasdaq: INPX) is the Indoor Intelligence™ company that specializes in capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company’s Indoor Intelligence platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position active cellular, Wi-Fi, UWB and Bluetooth devices. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon’s solutions are leveraged by a multitude of industries to do good with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 on Inpixon’s results of operations, Inpixon’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon’s ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, the valuation associated with the Sysorex shares which may be subject to discounts or other adjustments for a variety of factors including but not limited to fluctuations in the market price of Sysorex’s common stock, the ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as a metric for which it manages the business, and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock based compensation, amortization of intangibles and one time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

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INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	March 31, 2021	December 31, 2020

ASSETS
Current Assets
Cash and cash equivalents	$46,273	$17,996
Accounts receivable, net	1,240	1,739
Notes and other receivables	160	152
Inventory	1,492	1,243
Short-term investments	50,057	7,998
Prepaid assets and other current assets	1,222	1,197
Total Current Assets	100,444	30,325

Property and equipment, net	1,438	1,445
Operating lease right-of-use asset, net	1,948	2,077
Software development costs, net	1,769	1,721
Long-term investments	2,500	2,500
Intangible assets, net	14,199	14,203
Goodwill	6,370	6,588
Other assets	160	152
Total Assets	$128,828	$59,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,377	$908
Accrued liabilities	3,131	2,739
Operating lease obligation, current	637	647
Deferred revenue	1,667	1,922
Short-term debt	4,251	5,401
Acquisition liability	500	500
Total Current Liabilities	11,563	12,117

Long Term Liabilities
Operating lease obligations, noncurrent	1,339	1,457
Other liabilities, noncurrent	7	7
Acquisition liability, noncurrent	--	750
Total Liabilities	12,909	14,331

Commitments and Contingencies	--	--

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized; Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued, and 1 outstanding as of March 31, 2021 and December 31, 2020, respectively; Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued, and 126 outstanding as of March 31, 2021 and December 31, 2020, respectively.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 101,382,448 and 53,178,462 issued and 101,382,447 and 53,178,461 outstanding as of March 31, 2021 and December 31, 2020, respectively.	102	53
Additional paid-in capital	310,013	225,613
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive (loss)/income	(11)	660
Accumulated deficit	(193,549)	(180,992)
Stockholders’ Equity Attributable to Inpixon	115,860	44,639

Non-controlling interest	59	41

Total Stockholders’ Equity	115,919	44,680

Total Liabilities and Stockholders’ Equity	$128,828	$59,011

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Years Ended
	March 31,
	2021	2020

Revenues	$2,954	$1,804
Cost of Revenues	884	510

Gross Profit	2,070	1,294

Operating Expenses
Research and development	2,708	1,334
Sales and marketing	1,639	691
General and administrative	9,171	3,791
Acquisition related costs	470	28
Amortization of intangibles	502	1,016
Total Operating Expenses	14,490	6,860

Loss from Operations	(12,420)	(5,566)

Other Income (Expense)
Interest expense, net	(349)	(621)
Loss on exchange of debt for equity	(30)	(86)
Provision for valuation allowance on related party loan - held for sale	(117)	--
Other income	386	18
Total Other Expense	(110)	(689)

Net Loss, before tax	(12,530)	(6,255)
Income tax (provision) benefit	(9)	87
Net Loss	(12,539)	(6,168)

Net Income (loss) Attributable to Non-controlling Interest	18	(10)

Net Loss Attributable to Stockholders of Inpixon	$(12,557)	$(6,158)

Net Loss Per Share - Basic and Diluted	$(0.16)	$(1.22)

Weighted Average Shares Outstanding
Basic and Diluted	78,942,697	5,038,515

Comprehensive Loss
Net Loss	$(12,539)	$(6,168)
Unrealized foreign exchange loss from cumulative translation adjustments	(671)	(613)
Comprehensive Loss	$(13,210)	$(6,781)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2021	2020

Cash Flows Used In Operating Activities

Net loss	$(12,539)	$(6,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	293	210
Amortization of intangible assets	650	1,016
Amortization of right of use asset	181	157
Stock based compensation	5,096	399
Loss on exchange of debt for equity	30	86
Amortization of debt discount	224	868
Accrued interest income, related party	--	(16)
Related party note, gain on foreign currency transaction	(363)	--
Provision for the valuation allowance - held for sale loan	117	--
Income tax expense (benefit)	9	(87)
Other	--	29

Changes in operating assets and liabilities:
Accounts receivable and other receivables	426	(416)
Inventory	(279)	29
Prepaid expenses and other current assets	135	65
Other assets	(227)	(16)
Accounts payable	480	(568)
Accrued liabilities	421	(113)
Deferred revenue	(235)	31
Operating lease obligation	(176)	(156)
Other liabilities	96	115
Total Adjustments	6,878	1,633
Net Cash Used in Operating Activities	(5,661)	(4,535)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(109)	(16)
Capitalized software	(253)	(193)
Investment in short term investment	(42,059)	--
Purchase of the Systat Licensing Agreement	(900)	--
Net Cash Flows Used in Investing Activities	(43,321)	(209)

Cash Flows From Financing Activities
Net repayments to bank facility	--	(150)
Net proceeds from issuance of common stock and warrants	77,853	1,252
Net repayments of notes payable	--	1
Loans to related party	(117)	(184)
Repayments from related party	--	185
Net proceeds from promissory notes	--	5,000
Repayment of acquisition liability to Locality shareholders	(467)	--
Net Cash Provided By Financing Activities	77,269	6,104

Effect of Foreign Exchange Rate on Changes on Cash	(10)	(27)

Net Increase in Cash, Cash Equivalents and Restricted Cash	28,277	1,333

Cash, Cash Equivalents and Restricted Cash - Beginning of period	17,996	4,849

Cash, Cash Equivalents and Restricted Cash - End of period	$46,273	$6,182

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended
(In thousands)	March 31,
	2021	2020
Net loss attributable to common stockholders	$(12,557)	$(6,158)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	30	86
Provision for valuation allowance on held for sale loan	117	--
Professional service fees	349	--
Acquisition transaction/financing costs	470	28
Unrealized gain/loss on note	(363)	--
Stock-based compensation – compensation and related benefits	5,096	399
Interest expense, net	349	621
Income tax provision (benefit)	9	(87)
Depreciation and amortization	943	1,226
Adjusted EBITDA	$(5,557)	$(3,885)

	For the Three Months Ended
(In thousands, except share data)	March 31,
	2021	2020
Net loss attributable to common stockholders	$(12,557)	$(6,158)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	30	86
Provision for valuation allowance on held for sale loan	117	--
Professional service fees	349	--
Acquisition transaction/financing costs	470	28
Unrealized gain/loss on note	(363)	--
Stock-based compensation – compensation and related benefits	5,096	399
Amortization of intangibles	650	1,016
Proforma non-GAAP net loss	$(6,208)	$(4,629)
Proforma non-GAAP net loss per basic and diluted common share	$(0.08)	$(0.92)
Weighted average basic and diluted common shares outstanding	78,942,697	5,038,515